EXHIBIT 3.3 Certificate of Merger between Matrix Concepts, Inc. and Global Media Group Holdings, Inc.

                            CERTIFICATE OF MERGER OF


                   MATRIX CONCEPTS, INC., a Nevada corporation

                                      INTO

            GLOBAL MEDIA GROUP HOLDINGS, INC., a Delaware corporation


The undersigned corporations,

        DO HEREBY CERTIFY:

FIRST: That the names and state of incorporation of each of the constituent corporations to the merger (the "Merger") are as follows:


           NAME                                       STATE OF INCORPORATION
           ----                                       ----------------------

   Matrix Concepts, Inc.                                    Nevada
   Global Media Group Holdings, Inc.                        Delaware

SECOND: That an Agreement and Plan of Merger, dated as of March 31, 2006 (the "Merger Agreement"), by and between Matrix Concepts, Inc., a Nevada corporation, and Global Media Group Holdings, Inc., a Delaware corporation, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: That the name of the surviving corporation for the merger is Global Media Group Holdings, Inc., a Delaware corporation.

FOURTH: That the Certificate of Incorporation of Global Media Group Holdings, Inc. as in effect immediately prior to the Merger shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Merger Agreement is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 2102 Business Center Drive, Suite 130, Irvine, CA 92612.

SIXTH: That an executed copy of the Merger Agreement will be furnished on request and without cost to any stockholder of Matrix Concepts, Inc. or Global Media Group Holdings, Inc.

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SEVENTH: That the Merger shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, for the purposes of effectuating the Merger of the constituent corporations, have caused this Certificate of Merger to be duly executed.

Dated: March 31, 2006

                                              Matrix Concepts, Inc.



                                              By: /s/ David Kol
                                                 -------------------------------
                                              Name: David Kol
                                              Title: President


                                              Global Media Group Holdings, Inc.



                                              By: /s/ Richard O. Weed
                                                 -------------------------------
                                              Name: Richard O. Weed
                                              Title: President







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